UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 12, 2020

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2020, Inspired Entertainment, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals.

Proposal No. 1 – Election of Directors

The seven nominees for director listed below were elected to serve on the Company’s Board of Directors until the 2021 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
A. Lorne Weil	16,054,049	8,775	1,349,280

Michael R. Chambrello	16,059,865	2,959	1,349,280

M. Alexander Hoye	16,046,159	16,665	1,349,280

Ira H. Raphaelson	15,062,922	999,902	1,349,280

Desiree G. Rogers	16,046,159	16,665	1,349,280

Steven M. Saferin	16,046,159	16,665	1,349,280

John M. Vandemore	16,059,865	2,959	1,349,280

Proposal No. 2 –Say On Pay

The compensation of the Company’s named executive officers was approved, on an advisory basis:

For	Against	Abstain	Broker Non-Votes
16,025,067	33,253	4,504	1,349,280

Proposal No. 3 –Say On Frequency

The three-year frequency of the advisory vote on the compensation of the Company’s named executives was approved, on an advisory basis:

Every Three Years	Every Two Years	Every One Years	Abstain	Broker Non-Votes
9,665,228	343	6,344,149	53,104	1,349,280

Proposal No. 4 –Ratification of the Appointment of Marcum LLP

The appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2020 was ratified:

For	Against	Abstain	Broker Non-Votes
17,411,253	650	201	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2020

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman